Exhibit 99.1

Jade Biosciences Announces $135 Million Private Placement

San Francisco and Vancouver, British Columbia October 7, 2025 – Jade Biosciences, Inc. (“the Company” or “Jade”), (Nasdaq: JBIO), a clinical-stage biotechnology company focused on developing best-in-class therapies for autoimmune diseases, today announced that it has entered into a securities purchase agreement for a private investment in public equity (“PIPE”) financing that is expected to result in gross proceeds of approximately $135 million to the Company, before placement agent fees and offering expenses.

The PIPE financing included participation from both new and existing investors, including Janus Henderson Investors, Fairmount, RA Capital Management, Marshall Wace, Aberdeen Investments, Great Point Partners, LLC, Venrock Healthcare Capital Partners, Samsara BioCapital, Avidity Partners, and several other leading healthcare investors.

Pursuant to the terms of the securities purchase agreement, Jade is selling an aggregate of (i) 13,368,164 shares of its common stock (“Common Stock”) at a purchase price of $9.14 per share and (ii) pre-funded warrants to purchase 1,402,092 shares of Common Stock at a price of $9.1399 per pre-funded warrant. The pre-funded warrants have an exercise price of $0.0001 per share and may be exercised at any time after the date of issuance, subject to certain beneficial ownership limitations set by each holder. Following the transaction, there will be approximately 67.4 million shares of the Company’s Common Stock and Common Stock equivalents issued and outstanding, including shares of Common Stock underlying pre-funded warrants and Series A non-voting convertible preferred stock. The PIPE financing is expected to close on or about October 8th, 2025, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the PIPE financing, together with its existing cash, cash equivalents, and marketable securities, to fund research and development, general corporate expenses, and working capital needs. Based on current operating plans, the Company expects that its cash, cash equivalents, and marketable securities will fund operations into the first half of 2028.

Jefferies, TD Cowen, Stifel, and Wedbush & Co. are serving as placement agents to Jade for the PIPE financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Jade and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock and the Common Stock issuable upon exercise of the pre-funded warrants, in each case sold in the PIPE financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Jade Biosciences, Inc.

Jade Biosciences is a clinical-stage biotechnology company focused on developing best-in-class therapies that address critical unmet needs in autoimmune diseases. Jade’s lead candidate, JADE101, targets the cytokine APRIL, and is currently being evaluated in a Phase 1 clinical trial for the treatment of immunoglobulin A nephropathy (IgAN). Jade’s pipeline also includes a second development candidate, JADE201, and an undisclosed antibody discovery program, JADE-003, both currently in preclinical development. Jade was launched based on assets licensed from Paragon Therapeutics, an antibody discovery engine founded by Fairmount. For more information, visit JadeBiosciences.com and follow the Company on LinkedIn.

Forward-Looking Statements

Certain statements in this communication, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Jade’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the potential of Jade’s product candidates to become best-in-class therapies for autoimmune diseases and their potential therapeutic uses and market opportunities; the expected proceeds, completion and timing of the closing of the PIPE financing; the intended use of proceeds from the PIPE financing; Jade’s research and development plans; and Jade’s cash runway. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Jade will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Jade’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to market conditions and the satisfaction of closing conditions of the PIPE financing; the risks that the Phase 1 clinical trial of JADE101 and any future clinical trials may be delayed or may not demonstrate desirable safety and/or efficacy; Jade may experience unanticipated costs, difficulties or delays in the product development process; Jade’s product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; enrollment or regulatory challenges; risks associated with dependence on third-parties for the development, manufacture and supply of its product candidates; and the other risks, uncertainties and factors more fully described in Jade’s most recent filings with the Securities and Exchange Commission (including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025). Should one or more of these risks or uncertainties materialize, or should any of Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Jade does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Jade.

Jade Biosciences Contact

Priyanka Shah

Media@JadeBiosciences.com

IR@JadeBiosciences.com

908-447-6134